UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 17, 2014

CenterState Banks, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	000-32017	59-3606741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42745 U.S. Highway 27, Davenport, Florida	33837
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 419-7750

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

Effective January 17, 2014, CenterState Banks, Inc. (the “Company”) completed its previously announced merger (the “Merger”) with Gulfstream Bancshares, Inc. (“Gulfstream”), pursuant to an Agreement and Plan of Merger dated as of July 29, 2013 and Amendment No. 1 dated September 30, 2013 and Amendment No. 2 dated October 22, 2013 (the “Merger Agreement”) between the Company and Gulfstream. At closing, Gulfstream merged with and into the Company, with the Company as the surviving corporation in the Merger. Pursuant to the Merger Agreement, Gulfstream’s shareholders are entitled to receive for each share of Gulfstream common stock they hold, 3.012 shares of CenterState common stock and $14.65 in cash. Each outstanding share of the Company’s common stock remained outstanding and was unaffected by the Merger. Immediately following the Merger, Gulfstream Business Bank, a Florida banking corporation and wholly owned subsidiary of Gulfstream, merged with and into CenterState Bank of Florida, N.A., a national banking association and wholly owned subsidiary of the Company, with CenterState Bank of Florida, N.A. surviving the merger.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference as Exhibit 2.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

In connection with the Merger, and pursuant to supplemental indentures dated January 17, 2014, CenterState assumed all of Gulfstream’s obligations with respect to its outstanding trust preferred securities consisting of: (i) $7,217,000 of Floating Rate Junior Subordinated Notes Due 2035, with respect to which Wilmington Trust Company serves as Trustee; and (ii) $3,093,000 of Fixed/Floating Rate Junior Subordinated Debt Securities Due 2037, with respect to which Wilmington Trust Company serves as Trustee.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Company’s Board of Directors has appointed Michael F. Ciferri and Daniel R. Richey to the Company’s Board of Directors effective with their completion and proper filing of Form 3, Initial Statement of Beneficial Ownership of Securities, with the United States Securities and Exchange Commission. Mr. Ciferri and Mr. Richey were previously members of the Board of Directors of Gulfstream and Gulfstream Business Bank up and through the January 17, 2014 closing of the Merger.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 days after the date upon which this Current Report on Form 8-K was required to be filed with the SEC.

(b)	Pro Forma Financial Information.

Pro forma financial information required will be filed by amendment within 71 days after the date upon which this Current Report on Form 8-K was required to be filed with the SEC.

(d)	Exhibits.

2.1	Agreement and Plan of Merger dated as of July 29, 2013 and Amendment No. 1 dated September 30, 2013 and Amendment No. 2 dated October 22, 2013 by and between CenterState Banks, Inc. and Gulfstream Bancshares, Inc. (incorporated by reference to Exhibit 2.1 to CenterState Banks, Inc.’s Registration Statement on Form S-4 filed with the SEC (Registration No. 333-191536)).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CENTERSTATE BANKS, INC.

By:	/s/ James J. Antal
James J. Antal
Senior Vice President and Chief Financial Officer

Dated: January 17, 2014